UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2015, KCG Holdings, Inc. (the “Company”) held its annual meeting of stockholders. The following matters set forth in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 2, 2015 (the “Proxy Statement”), were voted on at the Company’s annual meeting of stockholders and the results of such voting is indicated below. The effect of abstentions and broker non-votes are described in the Proxy Statement.

1. The nine nominees listed below were elected as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified. The nominees received the respective votes set forth opposite their names below:

Nominee	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Daniel Coleman	81,771,473	987,412	10,526	16,589,590
Charles E. Haldeman, Jr.	82,110,683	647,831	10,897	16,589,590
Rene M. Kern	80,707,639	2,050,492	11,280	16,589,590
James T. Milde	81,945,130	813,043	11,238	16,589,590
John C. (Hans) Morris	80,224,329	2,532,336	12,746	16,589,590
Daniel F. Schmitt	81,633,610	1,123,502	12,299	16,589,590
Stephen Schuler	81,656,961	1,097,145	15,305	16,589,590
Laurie M. Shahon	80,748,326	2,009,683	11,402	16,589,590
Daniel Tierney	81,654,473	1,100,075	14,863	16,589,590

There was no solicitation in opposition to the nominees proposed to be elected by the holders of the Company’s Class A Common Stock in the Proxy Statement.

2. Advisory (non-binding) vote on executive compensation. Voting results on this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
81,418,552	1,333,914	16,945	16,589,590

The Board of Directors will take this advisory vote under consideration.

3. Amendment of the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan. Voting results on this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
67,453,122	15,300,931	15,358	16,589,590

4. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. Voting results on this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
98,886,180	449,999	22,822	0

Further information regarding these matters is contained in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: May 13, 2015

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel